Exhibit 99.1

5321 Corporate Boulevard

Baton Rouge, LA 70808

Lamar Advertising Company Announces

First Quarter 2019 Operating Results

Three Month Results

•	Net revenue increased 6.5% to $384.5 million

•	Net income increased $36.2 million to $51.3 million

•	Adjusted EBITDA increased 5.2% to $146.1 million

Three Month Acquisition-Adjusted Results

•	Acquisition-adjusted net revenue increased 2.2%

•	Acquisition-adjusted EBITDA increased 0.2%

Baton Rouge, LA – May 2, 2019 - Lamar Advertising Company (Nasdaq: LAMR), a leading owner and operator of outdoor advertising and logo sign displays, announces the Company’s operating results for the first quarter ended March 31, 2019.

“The first quarter played out largely as we anticipated, with acquisition-adjusted revenue growth a little over 2%,” Chief Executive Sean Reilly said. “I’m particularly pleased by the continued strong performance of our digital platform, and I’m optimistic about the balance of 2019.”

First Quarter Highlights

•	Local revenue increased 4.3%

•	Same unit digital revenue increased 4.9%

•	AFFO increased 2.7%

•	Diluted AFFO per share increased 1.0%

First Quarter Results

Lamar reported net revenues of $384.5 million for the first quarter of 2019 versus $361.0 million for the first quarter of 2018, a 6.5% increase. Operating income for the first quarter of 2019 increased $24.9 million to $90.8 million as compared to $65.9 million for the same period in 2018. Lamar recognized net income of $51.3 million for the first quarter of 2019 compared to net income of $15.1 million for same period in 2018. Net income per diluted share was $0.51 and $0.15 for the three months ended March 31, 2019 and 2018, respectively.

Adjusted EBITDA for the first quarter of 2019 was $146.1 million versus $138.9 million for the first quarter of 2018, an increase of 5.2%.

Cash flow provided by operating activities was $60.7 million for the three months ended March 31, 2019, an increase of $20.0 million as compared to the same period in 2018. Free cash flow for the first quarter of 2019 was $82.7 million as compared to $81.3 million for the same period in 2018, a 1.6% increase.

For the first quarter of 2019, Funds From Operations, or FFO, was $105.0 million versus $78.7 million for the same period in 2018, an increase of 33.4%. Adjusted Funds From Operations, or AFFO, for the first quarter of 2019 was $98.9 million compared to $96.3 million for the same period in 2018, an increase of 2.7%. Diluted AFFO per share increased 1.0% to $0.99 for the three months ended March 31, 2019 as compared to $0.98 for the same period in 2018.

Acquisition-Adjusted Three Months Results

Acquisition-adjusted net revenue for the first quarter of 2019 increased 2.2% over Acquisition-adjusted net revenue for the first quarter of 2018. Acquisition-adjusted EBITDA for the first quarter of 2019 increased 0.2% as compared to Acquisition-adjusted EBITDA for the first quarter of 2018. Acquisition-adjusted net revenue and Acquisition-adjusted EBITDA include adjustments to the 2018 period for acquisitions and divestitures for the same time frame as actually owned in the 2019 period. See “Reconciliation of Reported Basis to Acquisition-Adjusted Results”, which provides reconciliations to GAAP for Acquisition-adjusted measures.

Liquidity

As of March 31, 2019, Lamar had $389.7 million in total liquidity that consisted of $356.9 million available for borrowing under its revolving senior credit facility and approximately $32.8 million in cash and cash equivalents.

Forward Looking Statements

This press release contains forward-looking statements, including statements regarding sales trends. These statements are subject to risks and uncertainties that could cause actual results to differ materially from those projected in these forward-looking statements. These risks and uncertainties include, among others: (1) our significant indebtedness; (2) the state of the economy and financial markets generally and the effect of the broader economy on the demand for advertising; (3) the continued popularity of outdoor advertising as an advertising medium; (4) our need for and ability to obtain additional funding for operations, debt refinancing or acquisitions; (5) our ability to continue to qualify as a Real Estate Investment Trust (“REIT”) and maintain our status as a REIT; (6) the regulation of the outdoor advertising industry by federal, state and local governments; (7) the integration of companies and assets that we acquire and our ability to recognize cost savings or operating efficiencies as a result of these acquisitions; (8) changes in accounting principles, policies or guidelines; (9) changes in tax laws applicable to REITs or in the interpretation of those laws; (10) our ability to renew expiring contracts at favorable rates; (11) our ability to successfully implement our digital deployment strategy; and (12) the market for our Class A common stock. For additional information regarding factors that may cause actual results to differ materially from those indicated in our forward-looking statements, we refer you to the risk factors included in Item 1A of our Annual Report on Form 10-K/A for the year ended December 31, 2018, as supplemented by any risk factors contained in our Quarterly Reports on Form 10-Q and our Current Reports on Form 8-K. We caution investors not to place undue reliance on the forward-looking statements contained in this document. These statements speak only as of the date of this document, and we undertake no obligation to update or revise the statements, except as may be required by law.

Use of Non-GAAP Financial Measures

The Company has presented the following measures that are not measures of performance under accounting principles generally accepted in the United States of America (“GAAP”): Adjusted EBITDA (earnings before interest, taxes, depreciation and amortization), Free Cash Flow, Funds From Operations (“FFO”), Adjusted Funds From Operations (“AFFO”), Diluted AFFO per share, Outdoor Operating Income and Acquisition-Adjusted Results. Our management reviews our performance by focusing on these key performance indicators not prepared in conformity with GAAP. We believe these non-GAAP performance indicators are meaningful supplemental measures of our operating performance and should not be considered in isolation of, or as a substitute for their most directly comparable GAAP financial measures.

Our Non-GAAP financial measures are determined as follows:

•

We define Adjusted EBITDA as net income before income tax expense (benefit), interest expense (income), loss (gain) on extinguishment of debt and investments, stock-based compensation, depreciation and amortization, gain or loss on disposition of assets and investments and the impact of adopting FASB Accounting Standard Update No. 2016-02 Codified as ASC 842, Leases.

•

Free Cash Flow is defined as Adjusted EBITDA less interest, net of interest income and amortization of deferred financing costs, current taxes, preferred stock dividends and total capital expenditures.

•

We use the National Association of Real Estate Investment Trusts definition of FFO, which is defined as net income before gains or losses from the sale or disposal of real estate assets and investments and real estate related depreciation and amortization and including adjustments to eliminate unconsolidated affiliates and non-controlling interest.

•

We define AFFO as FFO before (i) straight-line revenue and expense; (ii) impact of ASC 842 adoption; (iii) stock-based compensation expense; (iv) non-cash portion of tax provision; (v) non-real estate related depreciation and amortization; (vi) amortization of deferred financing costs; (vii) loss on extinguishment of debt; (viii) non-recurring infrequent or unusual losses (gains); (ix) less maintenance capital expenditures; and (x) an adjustment for unconsolidated affiliates and non-controlling interest.

•	Diluted AFFO per share is defined as AFFO divided by Weighted average diluted common shares outstanding.

•	Outdoor Operating Income is defined as Operating Income before corporate expenses, stock-based compensation, depreciation and amortization and loss (gain) on disposition of assets.

•

Acquisition-Adjusted Results adjusts our net revenue, direct and general and administrative expenses, outdoor operating income, corporate expense and EBITDA for the prior period by adding to, or subtracting from, the corresponding revenue or expense generated by the acquired assets or divested before our acquisition or divestiture of these assets for the same time frame that those assets were owned in the current period. In calculating Acquisition-Adjusted Results, therefore, we include revenue and expenses generated by assets that we did not own in the prior period but acquired in the current period. We refer to the amount of pre-acquisition revenue and expense generated by or subtracted from the acquired assets during the prior period that corresponds with the current period in which we owned the assets (to the extent within the period to which this report relates) as “Acquisition-Adjusted Results”.

Adjusted EBITDA, FFO, AFFO, Outdoor Operating Income and Acquisition-Adjusted Results are not intended to replace other performance measures determined in accordance with GAAP. Free Cash Flow, FFO and AFFO do not represent cash flows from operating activities in accordance with GAAP and, therefore, these measures should not be considered indicative of cash flows from operating activities as a measure of liquidity or of funds available to fund our cash needs, including our ability to make cash distributions. Adjusted EBITDA, Free Cash Flow, FFO, AFFO, Diluted AFFO per share, Outdoor Operating Income and Acquisition-Adjusted Results are presented as we believe each is a useful indicator of our current operating performance. Specifically, we believe that these metrics are useful to an investor in evaluating our operating performance because (1) each is a key measure used by our management team for purposes of decision making and for evaluating our core operating results; (2) Adjusted EBITDA is widely used in the industry to measure operating performance as it excludes the impact of depreciation and amortization, which may vary significantly among companies, depending upon accounting methods and useful lives, particularly where acquisitions and non-operating factors are involved; (3) Adjusted EBITDA, FFO, AFFO and Diluted AFFO per share each provides investors with a meaningful measure for evaluating our period-over-period operating performance by eliminating items that are not operational in nature and reflect the impact on operations from trends in occupancy rates, operating costs, general and administrative expenses and interest costs; (4) Acquisition-Adjusted Results is a supplement to enable investors to compare period-over-period results on a more consistent basis without the effects of acquisitions and divestitures, which reflects our core performance and organic growth (if any) during the period in which the assets were owned and managed by us; (5) Free Cash Flow is an indicator of our ability to service debt and generate cash for acquisitions and other strategic investments; (6) Outdoor Operating Income provides investors a measurement of our core results without the impact of fluctuations in stock-based compensation, depreciation and amortization and corporate expenses; and (7) each of our Non-GAAP measures provides investors with a measure for comparing our results of operations to those of other companies.

Our measurement of Adjusted EBITDA, FFO, AFFO, Outdoor Operating Income and Acquisition-Adjusted Results may not, however, be fully comparable to similarly titled measures used by other companies. Reconciliations of Adjusted EBITDA, FFO, AFFO, Outdoor Operating Income and Acquisition-Adjusted Results to the most directly comparable GAAP measures have been included herein.

Conference Call Information

A conference call will be held to discuss the Company’s operating results on Thursday, May 2, 2019 at 8:00 a.m. central time. Instructions for the conference call and Webcast are provided below:

Conference Call

All Callers:	1-334-323-0520 or 1-334-323-9871
Passcode:	Lamar

Replay:	1-334-323-0140 or 1-877-919-4059
Passcode:	46662495
Available through Thursday, May 9, 2019 at 11:59 p.m. eastern time

Live Webcast:	www.lamar.com

Webcast Replay:	www.lamar.com
Available through Thursday, May 9, 2019 at 11:59 p.m. eastern time

Company Contact:	Buster Kantrow
Director of Investor Relations
(225) 926-1000
bkantrow@lamar.com

General Information

Founded in 1902, Lamar Advertising (Nasdaq: LAMR) is one of the largest outdoor advertising companies in North America, with approximately 360,000 displays across the United States and Canada. Lamar offers advertisers a variety of billboard, interstate logo, transit and airport advertising formats, helping both local businesses and national brands reach broad audiences every day. In addition to its more traditional out-of-home inventory, Lamar is proud to offer its customers the largest network of digital billboards in the United States with over 3,100 displays.

LAMAR ADVERTISING COMPANY AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF INCOME

(UNAUDITED)

(IN THOUSANDS, EXCEPT SHARE AND PER SHARE DATA)

	Three months ended March 31,
	2019	2018
Net revenues	$384,457	$361,026

Operating expenses (income)
Direct advertising expenses	144,244	138,293
General and administrative expenses	77,512	68,085
Corporate expenses	16,577	15,713
Stock-based compensation	2,233	7,514
Impact of ASC 842 adoption (lease accounting standard)	(3,774)	—
Depreciation and amortization	61,506	56,840
(Gain) loss on disposition of assets	(4,624)	8,701

	293,674	295,146

Operating income	90,783	65,880

Other (income) expense
Loss on extinguishment of debt	—	15,429
Interest income	(153)	(24)
Interest expense	37,595	33,579

	37,442	48,984

Income before income tax expense	53,341	16,896
Income tax expense	2,088	1,844

Net income	51,253	15,052
Preferred stock dividends	91	91

Net income applicable to common stock	$51,162	$14,961

Earnings per share:
Basic earnings per share	$0.51	$0.15

Diluted earnings per share	$0.51	$0.15

Weighted average common shares outstanding:
- basic	99,710,406	98,301,551
- diluted	99,915,443	98,726,934

OTHER DATA
Free Cash Flow Computation:
Adjusted EBITDA	$146,124	$138,935
Interest, net	(36,110)	(32,313)
Current tax expense	(1,296)	(1,931)
Preferred stock dividends	(91)	(91)
Total capital expenditures	(25,951)	(23,252)

Free Cash Flow	$82,676	$81,348

OTHER DATA (continued):

	March 31, 2019	December 31, 2018
Selected Balance Sheet Data:
Cash and cash equivalents	$32,828	$21,494
Working capital	$(263,381)	$(91,366)
Total assets	$5,794,544	$4,544,641
Total debt, net of deferred financing costs (including current maturities)	$3,026,554	$2,888,688
Total stockholders’ equity	$1,109,578	$1,131,784

	Three months ended March 31,
	2019	2018
Selected Cash Flow Data:
Cash flows provided by operating activities	$60,726	$40,772
Cash flows used in investing activities	$91,075	$28,853
Cash flows provided by (used in) financing activities	$41,583	$(117,047)

SUPPLEMENTAL SCHEDULES

UNAUDITED RECONCILIATIONS OF NON-GAAP MEASURES

(IN THOUSANDS)

	Three months ended March 31,
	2019	2018
Reconciliation of Cash Flows Provided by Operating Activities to Free Cash Flow:
Cash flows provided by operating activities	$60,726	$40,772
Changes in operating assets and liabilities	54,169	66,125
Total capital expenditures	(25,951)	(23,252)
Preferred stock dividends	(91)	(91)
Impact of ASC 842 adoption (lease accounting standard)	(3,774)	—
Other	(2,403)	(2,206)

Free cash flow	$82,676	$81,348

Reconciliation of Net Income to Adjusted EBITDA:
Net Income	$51,253	$15,052
Loss on extinguishment of debt	—	15,429
Interest income	(153)	(24)
Interest expense	37,595	33,579
Income tax expense	2,088	1,844

Operating Income	90,783	65,880

Stock-based compensation	2,233	7,514
Impact of ASC 842 adoption (lease accounting standard)	(3,774)	—
Depreciation and amortization	61,506	56,840
(Gain) loss on disposition of assets	(4,624)	8,701

Adjusted EBITDA	$146,124	$138,935

Capital expenditure detail by category:
Billboards - traditional	$9,262	$6,787
Billboards - digital	11,619	8,302
Logo	1,412	2,452
Transit	1,179	372
Land and buildings	488	3,431
Operating equipment	1,991	1,908

Total capital expenditures	$25,951	$23,252

SUPPLEMENTAL SCHEDULES

UNAUDITED RECONCILIATIONS OF NON-GAAP MEASURES

(IN THOUSANDS)

	Three months ended March 31,
	2019	2018	% Change
Reconciliation of Reported Basis to Acquisition-Adjusted Results (a):
Net revenue	$384,457	$361,026	6.5%
Acquisitions and divestitures	—	15,300

Acquisition-adjusted net revenue	$384,457	$376,326	2.2%

Reported direct advertising and G&A expenses (b)	$221,756	$206,378	7.5%
Acquisitions and divestitures	—	8,412

Acquisition-adjusted direct advertising and G&A expenses	$221,756	$214,790	3.2%

Outdoor operating income	$162,701	$154,648	5.2%
Acquisitions and divestitures	—	6,888

Acquisition-adjusted outdoor operating income	$162,701	$161,536	0.7%

Reported corporate expenses	$16,577	$15,713	5.5%
Acquisitions and divestitures	—	—

Acquisition-adjusted corporate expenses	$16,577	$15,713	5.5%

Adjusted EBITDA	$146,124	$138,935	5.2%
Acquisitions and divestitures	—	6,888

Acquisition-adjusted EBITDA	$146,124	$145,823	0.2%

(a)

Acquisition-adjusted net revenue, direct advertising and general and administrative expenses, outdoor operating income, corporate expenses and EBITDA include adjustments to 2018 for acquisitions and divestitures for the same time frame as actually owned in 2019.

(b)	Does not include a $3,774 reduction of expense due to impact of ASC 842 for lease accounting.

	Three months ended March 31,
	2019	2018
Reconciliation of Net Income to Outdoor Operating Income:
Net Income	$51,253	$15,052
Interest expense, net	37,442	33,555
Income tax expense	2,088	1,844
Loss on extinguishment of debt	—	15,429

Operating Income	90,783	65,880

Corporate expenses	16,577	15,713
Stock-based compensation	2,233	7,514
Impact of ASC 842 adoption (lease accounting standard)	(3,774)	—
Depreciation and amortization	61,506	56,840
(Gain) loss on disposition of assets	(4,624)	8,701

Outdoor Operating Income	$162,701	$154,648

SUPPLEMENTAL SCHEDULES

UNAUDITED REIT MEASURES

AND RECONCILIATIONS TO GAAP MEASURES

(IN THOUSANDS, EXCEPT SHARE AND PER SHARE DATA)

Adjusted Funds From Operations:

	Three months ended March 31,
	2019	2018
Net income	$51,253	$15,052
Depreciation and amortization related to real estate	58,000	53,725
(Gain) loss from disposition of real estate assets	(4,474)	9,693
Adjustment for unconsolidated affiliates and non-controlling interest	198	195

Funds From Operations	$104,977	$78,665

Straight-line income	(236)	(277)
Impact of ASC 842 adoption (lease accounting standard)	(3,774)	—
Stock-based compensation expense	2,233	7,514
Non-cash portion of tax provision expense (benefit)	792	(1,022)
Non-real estate related depreciation and amortization	3,506	3,115
Amortization of deferred financing costs	1,332	1,242
Loss on extinguishment of debt	—	15,429
Capitalized expenditures—maintenance	(9,707)	(8,125)
Adjustment for unconsolidated affiliates and non-controlling interest	(198)	(195)

Adjusted Funds From Operations	$98,925	$96,346

Divided by weighted average diluted common shares outstanding	99,915,443	98,726,934

Diluted AFFO per share	$0.99	$0.98